Exhibit 99.2

Media Contact:

McCall Butler

Office: 917-209-5792

E-mail: mb8191@att.com

AT&T INC. ANNOUNCES INITIAL RESULTS AND UPSIZING OF

PENDING MAXIMUM TENDER OFFERS

Dallas, Tex., November 20, 2013 — AT&T Inc. (NYSE:T; “AT&T”) announced today the early tender results for its previously announced tender offers (the “Maximum Tender Offers”) to purchase for cash up to the Maximum Tender Amount (as defined below) of its debt securities listed in the table below (collectively, the “Notes” and each a “series” of Notes). In addition, AT&T has amended the Maximum Tender Offers to increase the Maximum Tender Amount announced on November 14, 2013 from $2,285,117,000 to $3,285,117,000 (the “Maximum Tender Amount”) and to eliminate the series-specific cap previously applicable to the 5.20% Notes due 2016 and 5.625% Global Notes due 2016 (together, the “2016 Notes”). AT&T expects to purchase all 2016 Notes validly tendered. All other terms of the Maximum Tender Offers, as previously announced, remain unchanged. Between the Maximum Tender Offers, as amended hereby, and the related any and all tender offers that commenced on November 5, 2013 and were settled on November 14, 2013, AT&T commenced tender offers to purchase for cash certain debt securities in an aggregate principal amount of up to $5,000,000,000. The Maximum Tender Offers are being made solely pursuant to the offer to purchase and related letter of transmittal, each dated November 5, 2013 (as they may be amended or supplemented, the “Tender Offer Documents”). AT&T refers investors to the Tender Offer Documents, as supplemented by the amendment noted above, for the complete terms of the Maximum Tender Offers.

As of the previously announced early tender date and time of 5:00 p.m., New York City time, on November 19, 2013 (the “Early Tender Date”), $3,475,117,000 aggregate principal amount of Notes had been validly tendered and not validly withdrawn. Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on November 19, 2013. The table below sets forth the aggregate principal amount and percentage of Notes validly tendered and not validly withdrawn by the Early Tender Date. The final results of the Maximum Tender Offers will not be available until after the Maximum Tender Offers expire at 11:59 p.m., New York City time, on December 4, 2013, unless extended or earlier terminated (such date and time, as the same may be extended, the “Maximum Tender Expiration Date”).

Up to the Maximum Tender Amount of the Outstanding Notes Listed Below

Title of Security	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	Fixed Spread (Basis Points)	U.S. Treasury Reference Security	Bloomberg Reference Page	Early Tender Premium(1)	Principal Amount Tendered at Early Tender Date	Percent Tendered of Amount Outstanding
5.20% Notes due 2016	079860AL6	$400,000,000	1	+55	0.625% due 10/15/16	PX1	$30	$100,708,000	25.18%
5.625% Global Notes due 2016	78387GAL7	$1,250,000,000	2	+35	0.625% due 10/15/16	PX1	$30	$400,525,000	32.04%
6.500% Global Notes due 2037	00206RAD4	$1,981,282,000	3	+185	2.875% due 5/15/43	PX1	$30	$826,712,000	41.73%
6.300% Global Notes due 2038	00206RAG7	$2,750,000,000	4	+185	2.875% due 5/15/43	PX1	$30	$931,512,000	33.87%
6.55% Global Notes due 2039	00206RAS1	$2,250,000,000	5	+185	2.875% due 5/15/43	PX1	$30	$811,701,000	36.08%
6.450% Global Notes due 2034	78387GAM5	$491,219,000	6	+160	2.875% due 5/15/43	PX1	$30	$84,854,000	17.27%
6.40% Global Notes due 2038	00206RAN2	$445,620,000	7	+180	2.875% due 5/15/43	PX1	$30	$131,845,000	29.59%
6.150% Global Notes due 2034	78387GAQ6	$586,254,000	8	+160	2.875% due 5/15/43	PX1	$30	$93,807,000	16.00%
7.125% Debentures due 2026	694032AT0	$625,000,000	9	+200	2.500% due 8/15/23	PX1	$30	$93,453,000	14.95%

(1)	Per $1,000 principal amount of Notes. The Total Consideration for Notes validly tendered at or prior to the Early Tender Date and accepted for purchase is calculated using the applicable Fixed Spread and is inclusive of the Early Tender Premium.

All Notes validly tendered and not validly withdrawn in the Maximum Tender Offers having a higher acceptance priority level will be accepted for purchase before any tendered Notes having a lower acceptance priority level are accepted for purchase. Notes of the series in the lowest acceptance priority level accepted for purchase in accordance with the terms and conditions of the Maximum Tender Offers will be subject to proration so that AT&T will only accept for purchase Notes up to a combined aggregate principal amount of $3,285,117,000. Accordingly, as described in the Tender Offer Documents, as amended hereby, Notes with Acceptance Priority Levels 8 and 9 are not expected to be accepted for purchase pursuant to the Maximum Tender Offers, based upon the aggregate principal amount of Notes with Acceptance Priority Levels 1 through 7 validly tendered and not withdrawn on or before the Early Tender Date.

The “Total Consideration” was determined in the manner described in the Tender Offer Documents at 2:00 p.m., New York City time, on November 19, 2013. Holders of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date are eligible to receive the Total Consideration for any such Notes accepted for Purchase. Holders of Notes who validly tender their Notes after the Early Tender Date but at or prior to the Maximum Tender Expiration Date will be eligible only to receive an amount equal to the Total Consideration less the “Early Tender Premium” set forth in the table above (the “Tender Offer Consideration”) for any such Notes accepted for purchase. Holders will also receive accrued and unpaid interest on Notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the date AT&T makes payment in same-day funds for such Notes, which date is anticipated to be December 5, 2013.

Information Relating to the Maximum Tender Offers

Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are the lead dealer managers for the Maximum Tender Offers. Holders with questions regarding the Maximum Tender Offers may contact Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect) or J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect). Global Bondholder Services Corporation is the tender and information agent for the Maximum Tender Offers and can be contacted at (866) 873-7700 (toll-free) or (212) 430-3774 (collect).

None of AT&T or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the applicable trustee with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to any of the Maximum Tender Offers, and neither AT&T nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Notes. The full details of the Maximum Tender Offers for the Notes, including complete instructions on how to tender Notes, are included in the Tender Offer Documents. Holders are strongly encouraged to read carefully the Tender Offer Documents, including materials filed with the Securities and Exchange Commission and incorporated by reference therein, because they contain important information.

Holders may obtain a copy of the Tender Offer Documents, free of charge, from Global Bondholder Services Corporation, the tender and information agent in connection with the Maximum Tender Offers, by calling toll-free at (866) 873-7700 (bankers and brokers can call collect at (212) 430-3774). Holders are urged to carefully read these materials prior to making any decisions with respect to the Maximum Tender Offers.

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FORWARD-LOOKING STATEMENTS

Information set forth in this news release contains forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission and in the offering memorandum related to the Tender Offers. AT&T disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.